Exhibit 99.2

MORGAN STANLEY
Financial Supplement - 4Q 2014
Table of Contents
Page #

1	…………….	Quarterly Financial Summary
2	…………….	Quarterly Consolidated Income Statement Information
3	…………….	Quarterly Earnings Per Share Summary
4 - 5	…………….	Quarterly Consolidated Financial Information and Statistical Data
6	…………….	Quarterly Institutional Securities Income Statement Information
7	…………….	Quarterly Institutional Securities Financial Information and Statistical Data
8	…………….	Quarterly Wealth Management Income Statement Information
9	…………….	Quarterly Wealth Management Financial Information and Statistical Data
10	…………….	Quarterly Investment Management Income Statement Information
11	…………….	Quarterly Investment Management Financial Information and Statistical Data
12	…………….	Quarterly Firm Loans and Lending Commitments Financial Information
13	…………….	Earnings Per Share Appendix I
14	…………….	Earnings Per Share Appendix II
15 - 17	…………….	End Notes
18	…………….	Legal Notice

MORGAN STANLEY
Quarterly Financial Summary (1)
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change
Net revenues
Institutional Securities	$3,430	$4,516	$3,343	(24%)	3%	$16,871	$15,519	9%
Wealth Management	3,804	3,773	3,716	1%	2%	14,888	14,143	5%
Investment Management	588	667	858	(12%)	(31%)	2,712	3,059	(11%)
Intersegment Eliminations	(58)	(49)	(72)	(18%)	19%	(196)	(228)	14%
Consolidated net revenues	$7,764	$8,907	$7,845	(13%)	(1%)	$34,275	$32,493	5%

Income (loss) from continuing operations before tax
Institutional Securities	$(863)	$1,227	$(1,248)	*	31%	$2,740	$946	190%
Wealth Management	736	800	715	(8%)	3%	2,985	2,604	15%
Investment Management	(6)	193	331	*	*	664	1,008	(34%)
Intersegment Eliminations	0	0	0	--	--	0	0	--
Consolidated income (loss) from continuing operations before tax	$(133)	$2,220	$(202)	*	34%	$6,389	$4,558	40%

Income (loss) applicable to Morgan Stanley
Institutional Securities	$(762)	$1,097	$(565)	*	(35%)	$2,593	$983	164%
Wealth Management	1,825	479	480	*	*	3,192	1,473	117%
Investment Management	(15)	122	180	*	*	366	519	(29%)
Intersegment Eliminations	0	0	0	--	--	0	0	--
Consolidated income (loss) applicable to Morgan Stanley	$1,048	$1,698	$95	(38%)	*	$6,151	$2,975	107%

Financial Metrics:

Return on average common equity from continuing operations (2)	5.5%	9.9%	0.3%			8.9%	4.4%
Return on average common equity (2)	5.4%	9.9%	0.2%			8.9%	4.3%

Return on average common equity from continuing operations excluding DVA (2)	4.6%	8.9%	1.8%			8.1%	5.0%
Return on average common equity excluding DVA (2)	4.5%	8.9%	1.7%			8.1%	4.9%

Common Equity Tier 1 capital ratio Advanced (Transitional) (3)	14.2%	14.4%	12.8%
Tier 1 capital ratio Advanced (Transitional) (3)	15.9%	16.2%	15.6%

Book value per common share (4)	$34.62	$34.16	$32.24
Tangible book value per common share (5)	$29.63	$29.24	$27.16

Notes:	-	See page 2 of the Financial Supplement and related End Notes for significant items affecting results for the quarter ended December 31, 2014.
-
Results for the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013, include positive (negative) revenue of $223 million, $215 million and $(368) million, respectively, related to the change in the fair value of certain of the Firm's long-term and short-term borrowings resulting from the fluctuation in the Firm's credit spreads and other credit factors (Debt Valuation Adjustment, DVA). The twelve months ended December 31, 2014 and December 31, 2013, include positive (negative) revenue of $651 million and $(681) million, respectively, related to the movement in DVA.

-
The return on average common equity metrics, return on average common equity excluding DVA metrics, and tangible book value per common share are non-GAAP measures that the Firm considers to be useful measures to assess operating performance and capital adequacy.

-
In the quarter ended June 30, 2014, the Firm began using the U.S. Basel III Advanced Approaches (Advanced Approach) to calculate its regulatory capital requirements.  Prior periods have not been recast to reflect the new requirements.

	-	See page 4 of the Financial Supplement and End Notes for additional information related to the calculation of the financial metrics.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change
Revenues:
Investment banking	$1,456	$1,551	$1,559	(6%)	(7%)	$5,948	$5,246	13%
Trading	1,451	2,448	1,512	(41%)	(4%)	9,377	9,359	--
Investments	112	138	523	(19%)	(79%)	836	1,777	(53%)
Commissions and fees	1,235	1,124	1,166	10%	6%	4,713	4,629	2%
Asset management, distribution and admin. fees	2,684	2,716	2,499	(1%)	7%	10,570	9,638	10%
Other	223	373	304	(40%)	(27%)	1,096	1,066	3%
Total non-interest revenues	7,161	8,350	7,563	(14%)	(5%)	32,540	31,715	3%

Interest income	1,436	1,384	1,336	4%	7%	5,413	5,209	4%
Interest expense	833	827	1,054	1%	(21%)	3,678	4,431	(17%)
Net interest	603	557	282	8%	114%	1,735	778	123%
Net revenues (1)	7,764	8,907	7,845	(13%)	(1%)	34,275	32,493	5%
Non-interest expenses:
Compensation and benefits (2)	5,104	4,214	3,993	21%	28%	17,824	16,277	10%

Non-compensation expenses:
Occupancy and equipment	364	350	370	4%	(2%)	1,433	1,499	(4%)
Brokerage, clearing and exchange fees	468	437	411	7%	14%	1,806	1,711	6%
Information processing and communications	404	396	446	2%	(9%)	1,635	1,768	(8%)
Marketing and business development	186	160	190	16%	(2%)	658	638	3%
Professional services	611	522	548	17%	11%	2,117	1,894	12%
Other	760	608	2,089	25%	(64%)	2,413	4,148	(42%)
Total non-compensation expenses	2,793	2,473	4,054	13%	(31%)	10,062	11,658	(14%)

Total non-interest expenses	7,897	6,687	8,047	18%	(2%)	27,886	27,935	--

Income (loss) from continuing operations before taxes	(133)	2,220	(202)	*	34%	6,389	4,558	40%
Income tax provision / (benefit) from continuing operations (3)	(1,225)	463	(386)	*	*	38	902	(96%)
Income (loss) from continuing operations	1,092	1,757	184	(38%)	*	6,351	3,656	74%
Gain (loss) from discontinued operations after tax	(8)	(5)	(11)	(60%)	27%	(14)	(43)	67%
Net income (loss)	$1,084	$1,752	$173	(38%)	*	$6,337	$3,613	75%
Net income applicable to redeemable noncontrolling interests (4)	0	0	0	--	--	0	222	*
Net income applicable to nonredeemable noncontrolling interests	44	59	89	(25%)	(51%)	200	459	(56%)
Net income (loss) applicable to Morgan Stanley	1,040	1,693	84	(39%)	*	6,137	2,932	109%
Preferred stock dividend / Other (5)	120	64	48	88%	150%	319	277	15%
Earnings (loss) applicable to Morgan Stanley common shareholders	$920	$1,629	$36	(44%)	*	$5,818	$2,655	119%

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	1,048	1,698	95	(38%)	*	6,151	2,975	107%
Gain (loss) from discontinued operations after tax	(8)	(5)	(11)	(60%)	27%	(14)	(43)	67%
Net income (loss) applicable to Morgan Stanley	$1,040	$1,693	$84	(39%)	*	$6,137	$2,932	109%

Pre-tax profit margin (6)	*	25%	*			19%	14%
Compensation and benefits as a % of net revenues	66%	47%	51%			52%	50%
Non-compensation expenses as a % of net revenues	36%	28%	52%			29%	36%
Effective tax rate from continuing operations	*	20.9%	*			0.6%	19.8%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
-
The quarter ended December 31, 2014 included a pre-tax charge of $468 million, reflected as negative revenue, related to the incorporation of funding valuation adjustments (FVA) into the fair value measurements of certain over-the-counter derivatives: see End Notes for further details.

	-	In the quarter ended December 31, 2014, compensation and benefits included compensation expense deferral adjustments of approximately $1.1 billion: see End Notes for further details.
-
In the quarter ended December 31, 2014, income tax provision / (benefit) from continuing operations included a discrete tax benefit of approximately $1.4 billion related to the restructuring of a legal entity.

-
Other revenues for the quarter ended September 30, 2014 included a gain of $141 million related to the sale of a retail property space (allocated to the business segments as follows: Institutional Securities: $84 million, Wealth Management: $40 million and Investment Management: $17 million), and a gain related to the sale of TransMontaigne Inc. reported in the Institutional Securities business segment.

	-	Preferred stock dividend / other includes allocation of earnings to Participating Restricted Stock Units (RSUs).
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Earnings Per Share
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change

Income (loss) from continuing operations	$1,092	$1,757	$184	(38%)	*	$6,351	$3,656	74%

Net income applicable to redeemable noncontrolling interests	0	0	0	--	--	0	222	*
Net income applicable to nonredeemable noncontrolling interests	44	59	89	(25%)	(51%)	200	459	(56%)
Net income (loss) from continuing operations applicable to noncontrolling interests	44	59	89	(25%)	(51%)	200	681	(71%)

Income (loss) from continuing operations applicable to Morgan Stanley	1,048	1,698	95	(38%)	*	6,151	2,975	107%
Less: Preferred Dividends	119	62	48	92%	148%	311	120	159%
Less: Morgan Stanley Smith Barney Joint Venture Redemption Adjustment	-	-	-	--	--	-	151	*
Income (loss) from continuing operations applicable to Morgan Stanley, prior to allocation of income to Participating Restricted Stock Units	929	1,636	47	(43%)	*	5,840	2,704	116%

Basic EPS Adjustments:
Less: Allocation of earnings to Participating Restricted Stock Units	1	2	0	(50%)	*	8	6	33%
Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$928	$1,634	$47	(43%)	*	$5,832	$2,698	116%

Gain (loss) from discontinued operations after tax	(8)	(5)	(11)	(60%)	27%	(14)	(43)	67%
Less: Gain (loss) from discontinued operations after tax applicable to noncontrolling interests	0	0	0	--	--	0	0	--
Gain (loss) from discontinued operations after tax applicable to Morgan Stanley	(8)	(5)	(11)	(60%)	27%	(14)	(43)	67%
Less: Allocation of earnings to Participating Restricted Stock Units	0	0	0	--	--	0	0	--
Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	(8)	(5)	(11)	(60%)	27%	(14)	(43)	67%

Earnings (loss) applicable to Morgan Stanley common shareholders	$920	$1,629	$36	(44%)	*	$5,818	$2,655	119%

Average basic common shares outstanding (millions)	1,920	1,923	1,905	--	1%	1,924	1,906	1%

Earnings per basic share:
Income from continuing operations	$0.48	$0.85	$0.02	(44%)	*	$3.03	$1.42	113%
Discontinued operations	$-	$-	$-	--	--	$(0.01)	$(0.03)	67%
Earnings per basic share	$0.48	$0.85	$0.02	(44%)	*	$3.02	$1.39	117%

Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$928	$1,634	$47	(43%)	*	$5,832	$2,698	116%

Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	(8)	(5)	(11)	(60%)	27%	(14)	(43)	67%

Earnings (loss) applicable to Morgan Stanley common shareholders	$920	$1,629	$36	(44%)	*	$5,818	$2,655	119%

Average diluted common shares outstanding and common stock equivalents (millions)	1,972	1,971	1,970	--	--	1,971	1,957	1%

Earnings per diluted share:
Income from continuing operations	$0.47	$0.83	$0.02	(43%)	*	$2.96	$1.38	114%
Discontinued operations	$-	$-	$-	--	--	$(0.01)	$(0.02)	50%
Earnings per diluted share	$0.47	$0.83	$0.02	(43%)	*	$2.95	$1.36	117%

Notes:	-
The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share.  For further discussion of the Firm's earnings per share calculations, see pages 13 and 14 of the Financial Supplement and Note 14 to the consolidated  financial statements in the Firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

	-	Refer to Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change

Regional revenues (1)
Americas	$6,118	$6,308	$5,662	(3%)	8%	$25,140	$23,358	8%
EMEA (Europe, Middle East, Africa)	581	1,271	1,196	(54%)	(51%)	4,772	4,542	5%
Asia	1,065	1,328	987	(20%)	8%	4,363	4,593	(5%)
Consolidated net revenues	$7,764	$8,907	$7,845	(13%)	(1%)	$34,275	$32,493	5%

Worldwide employees	55,802	55,977	55,794	--	--

Firmwide:
Deposits	$133,544	$124,382	$112,379	7%	19%
Assets	$807,539	$814,511	$832,702	(1%)	(3%)
U.S. bank assets (2)	$151,157	$140,277	$125,341	8%	21%

Risk-weighted assets (3)	$422,867	$412,374	$390,366	3%	8%

Global liquidity reserve (billions) (4)	$193	$190	$202	2%	(4%)
Long-term debt outstanding	$152,772	$152,357	$153,575	--	(1%)
Maturities of long-term debt outstanding (next 12 months)	$20,792	$17,613	$24,193	18%	(14%)

Common equity	$67,550	$66,898	$62,701	1%	8%
Preferred equity	6,020	6,020	3,220	--	87%
Morgan Stanley shareholders' equity	73,570	72,918	65,921	1%	12%
Junior subordinated debt issued to capital trusts	4,868	4,870	4,849	--	--
Less: Goodwill and intangible assets (5)	(9,736)	(9,637)	(9,873)	(1%)	1%
Tangible Morgan Stanley shareholders' equity	$68,702	$68,151	$60,897	1%	13%
Tangible common equity (6)	$57,814	$57,261	$52,828	1%	9%

Common Equity Tier 1 capital Advanced (Transitional) (3)	$60,155	$59,409	$49,917	1%	21%
Tier 1 capital Advanced (Transitional) (3)	$67,182	$66,663	$61,007	1%	10%

Common Equity Tier 1 capital ratio Advanced (Transitional) (3)	14.2%	14.4%	12.8%
Tier 1 capital ratio Advanced (Transitional) (3)	15.9%	16.2%	15.6%
Tier 1 leverage ratio Advanced (Transitional) (7)	8.3%	8.2%	7.6%

Period end common shares outstanding (000's)	1,950,980	1,958,386	1,944,869	--	--

Book value per common share	$34.62	$34.16	$32.24
Tangible book value per common share	$29.63	$29.24	$27.16

Notes:	-	All data presented in millions except number of employees, liquidity, ratios and book values.
	-	In the quarter ended June 30, 2014, the Firm began using the U.S. Basel III Advanced Approaches (Advanced Approach) to calculate its regulatory capital requirements.
Prior periods have not been recast to reflect the new requirements.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change
Average Common Equity Tier 1 capital (1)
Institutional Securities	$31.3	$31.9	$31.4	(2%)	--	$31.3	$32.7	(4%)
Wealth Management	5.0	5.2	4.5	(4%)	11%	5.2	4.3	21%
Investment Management	2.0	2.2	1.8	(9%)	11%	1.9	1.7	12%
Parent capital	22.2	19.4	11.9	14%	87%	19.5	9.0	117%
Total - continuing operations	60.5	58.7	49.6	3%	22%	57.9	47.7	21%
Discontinued operations	0.0	0.0	0.0	--	--	0.0	0.0	--
Firm	$60.5	$58.7	$49.6	3%	22%	$57.9	$47.7	21%

Average Common Equity
Institutional Securities	$32.1	$32.6	$36.2	(2%)	(11%)	$32.1	$37.9	(15%)
Wealth Management	10.9	11.2	13.2	(3%)	(17%)	11.2	13.2	(15%)
Investment Management	2.9	3.1	2.9	(6%)	--	2.9	2.8	4%
Parent capital	22.0	19.3	10.7	14%	106%	19.3	8.0	141%
Total - continuing operations	67.9	66.2	63.0	3%	8%	65.5	61.9	6%
Discontinued operations	0.0	0.0	0.0	--	--	0.0	0.0	--
Firm	$67.9	$66.2	$63.0	3%	8%	$65.5	$61.9	6%

Return on average Common Equity Tier 1 capital
Institutional Securities	*	13%	*			8%	3%
Wealth Management	143%	35%	43%			59%	30%
Investment Management	*	22%	40%			19%	30%
Total - continuing operations	6%	11%	0%			10%	6%
Firm	6%	11%	0%			10%	6%

Return on average Common Equity
Institutional Securities	*	13%	*			7%	2%
Wealth Management	65%	16%	14%			27%	10%
Investment Management	*	16%	25%			13%	18%
Total - continuing operations	5%	10%	0%			9%	4%
Firm	5%	10%	0%			9%	4%

Notes:	-
In the quarter ended June 30, 2014,  the Firm began using the U.S. Basel III Advanced Approaches (Advanced Approach) to calculate its regulatory capital requirements.  Prior periods have not been recast to reflect the new requirements.

	-	The return on average common equity and average Common Equity Tier 1 capital are non-GAAP measures that the Firm considers to be useful measures to assess operating performance.
-
In the quarter and full year ended December 31, 2014, returns on average Common Equity and average Common Equity Tier 1 Capital from continuing operations for Wealth Management reflect the impact of a discrete tax benefit of approximately $1.4 billion related to the restructuring of a legal entity.

-
For twelve months ended December 31, 2013, the Firm and Wealth Management business segment included a negative adjustment of approximately $151 million (net of tax) related to the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture. This adjustment was included in the numerator for the purposes of calculating the return on average Common Equity and average Common Equity Tier 1 capital. Excluding this negative adjustment, these calculations would have been as follows:

Return on average Common Equity Tier 1 capital:
December 31, 2013 YTD: Firm: 6%, Wealth Management: 34%
Return on average Common Equity:
December 31, 2013 YTD: Firm: 5%, Wealth Management: 11%
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Institutional Securities Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change
Revenues:
Investment banking	$1,295	$1,340	$1,362	(3%)	(5%)	$5,203	$4,377	19%
Trading	1,219	2,262	1,176	(46%)	4%	8,445	8,147	4%
Investments	30	39	177	(23%)	(83%)	240	707	(66%)
Commissions and fees	674	629	596	7%	13%	2,610	2,425	8%
Asset management, distribution and admin. fees	68	66	73	3%	(7%)	281	280	--
Other	161	224	206	(28%)	(22%)	684	684	--
Total non-interest revenues	3,447	4,560	3,590	(24%)	(4%)	17,463	16,620	5%

Interest income	891	859	880	4%	1%	3,389	3,572	(5%)
Interest expense	908	903	1,127	1%	(19%)	3,981	4,673	(15%)
Net interest	(17)	(44)	(247)	61%	93%	(592)	(1,101)	46%
Net revenues (1)	3,430	4,516	3,343	(24%)	3%	16,871	15,519	9%

Compensation and benefits (2)	2,432	1,779	1,551	37%	57%	7,786	6,823	14%
Non-compensation expenses	1,861	1,510	3,040	23%	(39%)	6,345	7,750	(18%)
Total non-interest expenses	4,293	3,289	4,591	31%	(6%)	14,131	14,573	(3%)

Income (loss) from continuing operations before taxes	(863)	1,227	(1,248)	*	31%	2,740	946	190%
Income tax provision / (benefit) from continuing operations	(133)	89	(726)	*	82%	38	(315)	*
Income (loss) from continuing operations	(730)	1,138	(522)	*	(40%)	2,702	1,261	114%
Gain (loss) from discontinued operations after tax	(8)	(6)	(11)	(33%)	27%	(19)	(52)	63%
Net income (loss)	(738)	1,132	(533)	*	(38%)	2,683	1,209	122%
Net income applicable to redeemable noncontrolling interests	-	-	-	--	--	-	1	*
Net income applicable to nonredeemable noncontrolling interests (3)	32	41	43	(22%)	(26%)	109	277	(61%)
Net income (loss) applicable to Morgan Stanley	$(770)	$1,091	$(576)	*	(34%)	$2,574	$931	176%

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	(762)	1,097	(565)	*	(35%)	2,593	983	164%
Gain (loss) from discontinued operations after tax	(8)	(6)	(11)	(33%)	27%	(19)	(52)	63%
Net income (loss) applicable to Morgan Stanley	$(770)	$1,091	$(576)	*	(34%)	$2,574	$931	176%

Return on average common equity from continuing operations	*	13%	*			7%	2%
Pre-tax profit margin (4)	*	27%	*			16%	6%
Compensation and benefits as a % of net revenues	71%	39%	46%			46%	44%

Notes:	-	Pre-tax profit margin and return on average common equity are non-GAAP financial measures that the Firm considers to be a useful measure to assess operating performance.
-
The quarter ended December 31, 2014 included a pre-tax charge of $468 million, reflected as negative revenue, related to the incorporation of funding valuation adjustments (FVA) into the fair value measurements of certain over-the-counter derivatives: see End Notes for further details.

	-	In the quarter ended December 31, 2014, compensation and benefits included compensation expense deferral adjustments of approximately $904 million: see End Notes for further details.
-
In the quarter ended September 30, 2014, income tax provision / (benefit) from continuing operations included a net discrete tax benefit of $237 million primarily associated with the repatriation of non-U.S. earnings at a cost lower than originally estimated.

-
The quarter ended December 31, 2013, income tax provision / (benefit) from continuing operations included a discrete tax benefit of approximately $192 million consisting of $100 million related to the remeasurement of  reserves and related interest based on new information regarding the status of certain tax authority examinations and $92 million related to the establishment of a deferred tax asset associated with the reorganization of certain non-U.S. legal entities.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Institutional Securities
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change

Investment Banking
Advisory revenues	$488	$392	$451	24%	8%	$1,634	$1,310	25%
Underwriting revenues
Equity	345	464	416	(26%)	(17%)	1,613	1,262	28%
Fixed income	462	484	495	(5%)	(7%)	1,956	1,805	8%
Total underwriting revenues	807	948	911	(15%)	(11%)	3,569	3,067	16%

Total investment banking revenues	$1,295	$1,340	$1,362	(3%)	(5%)	$5,203	$4,377	19%

Sales & Trading (1)
Equity	$1,687	$1,867	$1,420	(10%)	19%	$7,135	$6,529	9%
Fixed Income & Commodities (2)	294	1,129	409	(74%)	(28%)	4,214	3,594	17%
Other	(37)	(83)	(231)	55%	84%	(605)	(372)	(63%)
Total sales & trading net revenues	$1,944	$2,913	$1,598	(33%)	22%	$10,744	$9,751	10%

Investments & Other
Investments	$30	$39	$177	(23%)	(83%)	$240	$707	(66%)
Other	161	224	206	(28%)	(22%)	684	684	--
Total investments & other revenues	$191	$263	$383	(27%)	(50%)	$924	$1,391	(34%)

Total Institutional Securities net revenues	$3,430	$4,516	$3,343	(24%)	3%	$16,871	$15,519	9%

Institutional Securities U.S. Bank Data (billions) (3)
Total corporate funded loans	$9.6	$9.4	$8.8	2%	9%
Total other funded loans (4)	$16.6	$12.6	$4.1	32%	*

Average Daily 95% / One-Day Value-at-Risk ("VaR") (5)
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$34	$28	$35
Equity price	$18	$16	$20
Foreign exchange rate	$11	$9	$17
Commodity price	$14	$15	$18

Aggregation of Primary Risk Categories	$43	$38	$46

Credit Portfolio VaR	$12	$10	$13

Trading VaR	$47	$42	$51

Notes:	-	See page 16 of the Financial Supplement for additional details on DVA amounts reported in the Institutional Securities business.
	-	In the quarter ended December 31, 2014, Fixed Income and Commodities included negative revenues of $466 million related to the incorporation of funding valuation adjustments (FVA).
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Wealth Management Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change
Revenues:
Investment banking	$173	$224	$206	(23%)	(16%)	$791	$923	(14%)
Trading	230	185	323	24%	(29%)	957	1,161	(18%)
Investments	1	2	5	(50%)	(80%)	9	14	(36%)
Commissions and fees	573	503	576	14%	(1%)	2,127	2,209	(4%)
Asset management, distribution and admin. fees	2,135	2,148	1,970	(1%)	8%	8,345	7,571	10%
Other	67	112	110	(40%)	(39%)	320	390	(18%)
Total non-interest revenues	3,179	3,174	3,190	--	--	12,549	12,268	2%

Interest income	670	649	569	3%	18%	2,516	2,100	20%
Interest expense	45	50	43	(10%)	5%	177	225	(21%)
Net interest	625	599	526	4%	19%	2,339	1,875	25%
Net revenues	3,804	3,773	3,716	1%	2%	14,888	14,143	5%

Compensation and benefits (1)	2,291	2,182	2,146	5%	7%	8,825	8,265	7%
Non-compensation expenses	777	791	855	(2%)	(9%)	3,078	3,274	(6%)
Total non-interest expenses	3,068	2,973	3,001	3%	2%	11,903	11,539	3%

Income (loss) from continuing operations before taxes	736	800	715	(8%)	3%	2,985	2,604	15%
Income tax provision / (benefit) from continuing operations (2)	(1,089)	321	235	*	*	(207)	910	*
Income (loss) from continuing operations	1,825	479	480	*	*	3,192	1,694	88%
Gain (loss) from discontinued operations after tax	0	0	0	--	--	0	(1)	*
Net income (loss)	1,825	479	480	*	*	3,192	1,693	89%
Net income applicable to redeemable noncontrolling interests (3)	0	0	0	--	--	-	221	*
Net income applicable to nonredeemable noncontrolling interests	0	0	0	--	--	-	0	--
Net income (loss) applicable to Morgan Stanley	$1,825	$479	$480	*	*	$3,192	$1,472	117%

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	1,825	479	480	*	*	3,192	1,473	117%
Gain (loss) from discontinued operations after tax	0	0	0	--	--	0	(1)	*
Net income (loss) applicable to Morgan Stanley	$1,825	$479	$480	*	*	$3,192	$1,472	117%

Return on average common equity from continuing operations	65%	16%	14%			27%	10%
Pre-tax profit margin (4)	19%	21%	19%			20%	18%
Compensation and benefits as a % of net revenues	60%	58%	58%			59%	58%

Notes:	-	Pre-tax profit margin and return on average common equity are non-GAAP financial measures that the Firm considers to be a useful measure to assess operating performance.
-
During the quarter ended December 31, 2014, the Managed Futures business was transferred from the Wealth Management business segment to the Investment Management business segment.  All prior period amounts have been recast to conform to the current year’s presentation.

	-	In the quarter ended December 31, 2014, compensation and benefits included compensation expense deferral adjustments of approximately $88 million: see End Notes for further details.
	-	In the quarter ended December 31, 2014, income tax provision / (benefit) from continuing operations included a discrete tax benefit of approximately $1.4 billion related to the MSSBH restructuring.
-
For the twelve months ended December 31, 2013, the return on average common equity included a negative adjustment of $151 million related to the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture. This adjustment was included in the numerator for the purposes of calculating the return on average common equity. Excluding this negative adjustment, the return on average Common Equity would have been 11% for the twelve months ended December 31, 2013.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Wealth Management
(unaudited)

	Quarter Ended			Percentage Change From:
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013

Wealth Management representatives	16,076	16,162	16,456	(1%)	(2%)

Annualized revenue per representative (000's) (1)	$944	$929	$902	2%	5%

Client assets (billions)	$2,025	$2,003	$1,909	1%	6%
Client liabilities (billions)	$51	$48	$39	6%	31%

Fee-based client account assets (billions) (2)	$785	$768	$697	2%	13%
Fee-based assets as a % of client assets	39%	38%	37%

Bank deposit program (millions)	$137,307	$129,450	$133,675	6%	3%

Client assets per representative (millions) (3)	$126	$124	$116	2%	9%

Fee based asset flows (billions) (4)	$20.8	$6.5	$11.6	*	79%

Retail locations	622	631	649	(1%)	(4%)

Wealth Management U.S. Bank Data (billions) (5)
Securities-based lending and other loans	$21.9	$20.3	$14.7	8%	49%
Residential real estate loans	$15.8	$14.3	$10.1	10%	56%
Available for Sale Securities Portfolio	$57.3	$52.5	$53.4	9%	7%

Notes:	-	During the quarter ended December 31, 2014, the Managed Futures business was transferred from the Wealth Management business segment to the Investment
Management business segment. All prior period amounts have been recast to conform to the current year’s presentation.
	-	Client liabilities reflect lending on Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and broker dealer margin activity.
	-	For the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013, approximately $128 billion, $116 billion and $104 billion, respectively, of the assets in the bank deposit program are attributable to Morgan Stanley.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Investment Management Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change
Revenues:
Investment banking	$-	$-	$4	--	*	$5	$11	(55%)
Trading	3	4	15	(25%)	(80%)	(19)	41	*
Investments (1)	81	97	341	(16%)	(76%)	587	1,056	(44%)
Commissions and fees	0	0	0	--	--	0	0	--
Asset management, distribution and admin. fees	506	529	489	(4%)	3%	2,049	1,920	7%
Other	2	38	9	(95%)	(78%)	106	32	*
Total non-interest revenues	592	668	858	(11%)	(31%)	2,728	3,060	(11%)

Interest income	0	0	2	--	*	2	9	(78%)
Interest expense	4	1	2	*	100%	18	10	80%
Net interest	(4)	(1)	0	*	*	(16)	(1)	*
Net revenues	588	667	858	(12%)	(31%)	2,712	3,059	(11%)

Compensation and benefits (2)	381	253	296	51%	29%	1,213	1,189	2%
Non-compensation expenses	213	221	231	(4%)	(8%)	835	862	(3%)
Total non-interest expenses	594	474	527	25%	13%	2,048	2,051	--

Income (loss) from continuing operations before taxes	(6)	193	331	*	*	664	1,008	(34%)
Income tax provision / (benefit) from continuing operations	(3)	53	105	*	*	207	307	(33%)
Income (loss) from continuing operations	(3)	140	226	*	*	457	701	(35%)
Gain (loss) from discontinued operations after tax	0	1	0	*	--	5	9	(44%)
Net income (loss)	(3)	141	226	*	*	462	710	(35%)
Net income applicable to redeemable noncontrolling interests	0	0	0	--	--	-	-	--
Net income applicable to nonredeemable noncontrolling interests (1)	12	18	46	(33%)	(74%)	91	182	(50%)
Net income (loss) applicable to Morgan Stanley	$(15)	$123	$180	*	*	$371	$528	(30%)

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	(15)	122	180	*	*	366	519	(29%)
Gain (loss) from discontinued operations after tax	0	1	0	*	--	5	9	(44%)
Net income (loss) applicable to Morgan Stanley	$(15)	$123	$180	*	*	$371	$528	(30%)

Return on average common equity from continuing operations	*	16%	25%			13%	18%
Pre-tax profit margin (3)	*	29%	39%			24%	33%
Compensation and benefits as a % of net revenues	65%	38%	35%			45%	39%

Notes:	-	Pre-tax profit margin and return on average common equity are non-GAAP financial measures that the Firm considers to be a useful measure to assess operating performance.
	-	During the quarter ended December 31, 2014, the Managed Futures business was transferred from the Wealth Management business segment to the Investment Management business segment.
All prior period amounts have been recast to conform to the current year’s presentation.
	-	In the quarter ended December 31, 2014, compensation and benefits included compensation expense deferral adjustments of approximately $145 million: see End Notes for further details.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Investment Management
(unaudited)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Change

Net Revenues (millions)
Traditional Asset Management	$432	$468	$446	(8%)	(3%)	$1,798	$1,690	6%
Merchant Banking	53	86	252	(38%)	(79%)	456	679	(33%)
Real Estate Investing (1)	103	113	160	(9%)	(36%)	458	690	(34%)
Total Investment Management	$588	$667	$858	(12%)	(31%)	$2,712	$3,059	(11%)

Assets under management or supervision (billions)

Net flows by asset class (2)
Traditional Asset Management
Equity	$(2.9)	$(2.9)	$(1.1)	--	(164%)	$(1.9)	$(1.1)	(73%)
Fixed Income	1.4	4.5	2.2	(69%)	(36%)	5.2	(0.3)	*
Liquidity	3.3	4.9	1.8	(33%)	83%	17.4	11.9	46%
Alternatives	0.6	0.3	1.1	100%	(45%)	3.5	2.6	35%
Managed Futures	(0.2)	(0.2)	(0.3)	--	33%	(0.9)	(0.9)	--
Total Traditional Asset Management	2.2	6.6	3.7	(67%)	(41%)	23.3	12.2	91%

Real Estate Investing	(0.4)	0.3	0.4	*	*	(2.5)	(0.6)	*
Merchant Banking	1.7	0.5	(0.2)	*	*	3.2	0.8	*
Total net flows	$3.5	$7.4	$3.9	(53%)	(10%)	$24.0	$12.4	94%

Assets under management or supervision by asset class (3)
Traditional Asset Management
Equity	$141	$143	$140	(1%)	1%
Fixed Income	65	65	60	--	8%
Liquidity	128	126	112	2%	14%
Alternatives	36	35	31	3%	16%
Managed Futures	3	3	4	--	(25%)
Total Traditional Asset Management	373	372	347	--	7%

Real Estate Investing	20	20	21	--	(5%)
Merchant Banking	10	9	9	11%	11%
Total Assets Under Management or Supervision	$403	$401	$377	--	7%
Share of minority stake assets	7	7	6	--	17%

Notes:	-	The alternatives asset class includes a range of investment products such as funds of hedge funds, funds of private equity funds and funds of real estate funds.
	-	During the quarter ended December 31, 2014, the Managed Futures business was transferred from the Wealth Management business segment to the Investment
Management business segment. All prior period amounts have been recast to conform to the current year’s presentation.
	-	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information
Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Dec 31, 2014	Sept 30, 2014	Dec 31, 2013	Sept 30, 2014	Dec 31, 2013

Institutional Securities
Corporate Funded Loans
Loans held for investment, net of allowance	$8.0	$8.2	$7.8	(2%)	3%
Loans held for sale	7.8	5.9	6.2	32%	26%
Loans held at fair value (1)	0.5	0.7	2.9	(29%)	(83%)
Total corporate funded loans	$16.3	$14.8	$16.9	10%	(4%)

Corporate Lending Commitments
Loans held for investment	$62.3	$62.2	$61.4	--	1%
Loans held for sale	15.7	16.3	8.1	(4%)	94%
Loans held at fair value (2)	3.3	4.1	9.1	(20%)	(64%)
Total corporate lending commitments	$81.3	$82.6	$78.6	(2%)	3%

Corporate Loans and Lending Commitments (3)	$97.6	$97.4	$95.5	--	2%

Other Funded Loans
Loans held for investment, net of allowance	$11.4	$8.7	$3.8	31%	200%
Loans held for sale	1.6	0.7	0.1	129%	*
Loans held at fair value	11.5	13.3	9.7	(14%)	19%
Total other funded loans	$24.5	$22.7	$13.6	8%	80%

Other Lending Commitments
Loans held for investment	$2.3	$1.9	$1.3	21%	77%
Loans held for sale	0.8	0.1	0.0	*	*
Loans held at fair value	2.1	2.1	0.8	--	163%
Total other lending commitments	$5.2	$4.1	$2.1	27%	148%

Total Other Loans and Lending Commitments (4)	$29.7	$26.8	$15.7	11%	89%

Institutional Securities Loans and Lending Commitments (5)	$127.3	$124.2	$111.2	2%	14%

Wealth Management

Funded Loans
Loans held for investment, net of allowance	$37.7	$34.6	$24.9	9%	51%
Loans held for sale	0.1	0.1	0.1	--	--
Total funded loans	$37.8	$34.7	$25.0	9%	51%

Lending Commitments
Loans held for investment	$4.9	$4.6	$4.5	7%	9%
Loans held for sale	0.0	0.0	0.0	--	--
Total lending commitments	$4.9	$4.6	$4.5	7%	9%

Wealth Management Loans and Lending Commitments (6)	$42.7	$39.3	$29.5	9%	45%

Firm Loans and Lending Commitments	$170.0	$163.5	$140.7	4%	21%

Note: - Refer to End Notes on pages 15-17 and Legal Notice on page 18.

This page represents an addendum to the 4Q 2014 Financial Supplement, Appendix I

MORGAN STANLEY
Earnings Per Share Calculation Under Two-Class Method
Three Months Ended December 31, 2014
(unaudited, in millions, except for per share data)

	Allocation of net income from continuing operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income from continuing operations applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,920	100%		$192	$736	$928	(6)	$0.48
Participating Restricted Stock Units (1)	2	0%		$0	$1	$1	(7)	N/A
	1,922	100%	$929	$192	$737	$929

	Allocation of gain (loss) from discontinued operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Gain (loss) from Discontinued Operations Applicable to Common Shareholders, after Tax (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,920	100%		$0	$(8)	$(8)	(6)	$0.00
Participating Restricted Stock Units (1)	2	0%		$0	$0	$0	(7)	N/A
	1,922	100%	$(8)	$0	$(8)	$(8)

	Allocation of net income applicable to common shareholders
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,920	100%		$192	$728	$920	(6)	$0.48
Participating Restricted Stock Units (1)	2	0%		$0	$1	$1	(7)	N/A
	1,922	100%	$921	$192	$729	$921

Note:	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

This page represents an addendum to the 4Q 2014 Financial Supplement, Appendix II

MORGAN STANLEY
Earnings Per Share Calculation Under Two-Class Method
Twelve Months Ended December 31, 2014
(unaudited, in millions, except for per share data)

	Allocation of net income from continuing operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income from continuing operations applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,924	100%		$674	$5,158	$5,832	(6)	$3.03
Participating Restricted Stock Units (1)	2	0%		$1	$7	$8	(7)	NA
	1,926	100%	$5,840	$675	$5,165	$5,840

	Allocation of gain (loss) from discontinued operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Gain (loss) from Discontinued Operations Applicable to Common Shareholders, after Tax (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,924	100%		$0	$(14)	$(14)	(6)	$(0.01)
Participating Restricted Stock Units (1)	2	0%		$0	$0	$0	(7)	NA
	1,926	100%	$(14)	$0	$(14)	$(14)

	Allocation of net income applicable to common shareholders
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,924	100%		$674	$5,144	$5,818	(6)	$3.02
Participating Restricted Stock Units (1)	2	0%		$1	$7	$8	(7)	N/A
	1,926	100%	$5,826	$675	$5,151	$5,826

Note:	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
End Notes

Page 1:
(1)
From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  For these purposes, “GAAP” refers to generally accepted accounting principles in the United States.  The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

(2)
The return on average common equity and the return on average common equity from continuing operations equal income applicable to Morgan Stanley in each case less preferred dividends as a percentage of average common equity. The return on average common equity and the return on average common equity from continuing operations excluding DVA are adjusted for DVA in each case in the numerator and denominator.

(3)
As an Advanced Approach banking organization, the Firm is required to compute risk-based capital ratios using both (i) standardized approaches for calculating credit risk weighted assets (“RWAs”) and market risk RWAs (the “Standardized Approach”); and (ii)  an advanced internal ratings-based approach for calculating credit risk RWAs, an advanced measurement approach for calculating operational risk RWAs, and an advanced approach for market risk RWAs calculated under Basel III (the “Advanced Approach”). To implement a provision of the Dodd-Frank Act, U.S. Basel III subjects Advanced Approach banking organizations which have been approved by their regulators to exit the parallel run, such as the Firm, to a permanent “capital floor”. In calendar year 2014, the capital floor results in the Firm's capital ratios being the lower of the capital ratios computed under the Advanced Approach or the U.S. Basel I-based rules as supplemented by the existing market risk rules known as “Basel 2.5”.  For the current quarter, the Firm's capital floor is represented by the Advanced Approach. Beginning on January 1, 2015, the capital floor will result in the Firm's ratios being the lower of the capital ratios computed under the Advanced Approach or the Standardized Approach under Basel III. These computations are preliminary estimates as of January 20, 2015 (the date of this release) and could be subject to revision in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2014. The methods for calculating the Firm’s risk-based capital ratios will change through 2022 as aspects of the U.S. Basel III final rule are phased in. For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part 2, Item 7 "Regulatory Requirements" in Morgan Stanley's Annual Report on Form 10-K for the year ended December 31, 2013 and Part 1, Item 2 "Regulatory Requirements" in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

(4)	Book value per common share equals common equity divided by period end common shares outstanding.
(5)	Tangible book value per common share equals tangible common equity divided by period end common shares outstanding.

Page 2:
(1)
During the fourth quarter of 2014, Morgan Stanley incorporated funding valuation adjustments (FVA) into the fair value measurements of over-the-counter uncollateralized or partially collateralized derivatives, and in collateralized derivatives where the terms of the agreement do not permit the reuse of the collateral received.  The Firm’s implementation of FVA reflects the inclusion of FVA in the pricing and valuations by the majority of market participants involved in the Firm’s principal exit market for these instruments.  In general, FVA reflects a market funding risk premium inherent in the noted derivative instruments.  In connection with its implementation of FVA, Morgan Stanley incurred a pre-tax charge of approximately $468 million, representing a change in accounting estimate, of which $466 million was reflected as a reduction to Institutional Securities Fixed Income & Commodities sales and trading net revenues.

(2)
On December 1, 2014, the Firm’s Compensation, Management Development and Succession (CMDS) Committee of the Board of Directors approved an approach for awards of discretionary incentive compensation for the 2014 performance year to be granted in 2015 that would reduce the average deferral of such awards to an approximate baseline of 50%. Additionally, the CMDS Committee approved the acceleration of vesting for certain outstanding deferred cash-based incentive compensation awards.  The impact of these actions on compensation and benefits expenses for the Firm and each business segment are as follows: change in 2014 level of deferrals: Firm: $ 756 million, ISG: $610 million, WM: $66 million, IM: $80 million and acceleration of prior year cash-based deferred awards: Firm: $381 million, ISG: $294 million, WM: $22 million, IM: $65 million.

(3)
For the year ended December 31, 2014, the income tax provision / (benefit) from continuing operations included discrete tax benefits of approximately $2.2 billion.  On October 31, 2014, the Firm completed a legal entity restructuring that included a change in tax status of Morgan Stanley Smith Barney Holdings LLC (MSSBH) from a partnership to a corporation.  MSSBH is the holding company for the former Wealth Management JV.  As a result of this change in tax status, the Firm’s effective tax rate from continuing operations for the quarter and full year ended December 31, 2014, include a discrete net tax benefit of approximately $1.4 billion primarily due to the release of a deferred tax liability which was previously established.   The quarter ended September 30, 2014 included a net discrete benefit of $237 million related to the repatriation of non-U.S. earnings at a cost lower than anticipated.  Also included in the full year ended December 31, 2014, were discrete tax benefits of approximately $609 million related to the remeasurement of reserves and related interest  based on new information regarding the status of a multi-year tax authority examination.  For the year ended December 31, 2013, the income tax provision / (benefit) from continuing operations included discrete tax benefits of $407 million consisting of $161 million related to the remeasurement of reserves and related interest based on new information regarding the status of certain tax authority examinations, $92 million related to the establishment of a deferred tax asset associated with the reorganization of certain non-U.S. legal entities, $73 million attributable to tax planning strategies to optimize foreign tax credit utilization in anticipation of the repatriation of earnings from certain non-U.S. subsidiaries and $81 million resulting from a retroactive change in U.S. tax law.

(4)	On June 28, 2013, the Firm completed the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture from Citi, increasing the Firm's interest from 65% to 100%.
(5)
Preferred stock dividend / other includes allocation of earnings to Participating Restricted Stock Units (RSUs).  For the twelve months ended December 31, 2013, the Firm recorded a negative adjustment of approximately $151 million related to the purchase of the remaining interest in the Morgan Stanley Smith Barney Joint Venture. This adjustment negatively impacted the calculation of basic and fully diluted earnings per share.

(6)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

Page 4:
(1)
Reflects the regional view of the Firm's consolidated net revenues, on a managed basis. Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's Annual Report on Form 10-K for the year ended December 31, 2013.

(2)	U.S. Bank refers to the Firm’s U.S. bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes transactions with affiliated entities.
(3)
As an Advanced Approach banking organization, the Firm is required to compute risk-based capital ratios using both (i) standardized approaches for calculating credit risk weighted assets (“RWAs”) and market risk RWAs (the “Standardized Approach”); and (ii)  an advanced internal ratings-based approach for calculating credit risk RWAs, an advanced measurement approach for calculating operational risk RWAs, and an advanced approach for market risk RWAs calculated under Basel III (the “Advanced Approach”). To implement a provision of the Dodd-Frank Act, U.S. Basel III subjects Advanced Approach banking organizations which have been approved by their regulators to exit the parallel run, such as the Firm, to a permanent “capital floor”. In calendar year 2014, the capital floor results in the Firm's capital ratios being the lower of the capital ratios computed under the Advanced Approach or the U.S. Basel I-based rules as supplemented by the existing market risk rules known as “Basel 2.5”.  For the current quarter, the Firm's capital floor is represented by the Advanced Approach. Beginning on January 1, 2015, the capital floor will result in the Firm's ratios being the lower of the capital ratios computed under the Advanced Approach or the Standardized Approach under Basel III. These computations are preliminary estimates as of January 20, 2015 (the date of this release) and could be subject to revision in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2014. The methods for calculating the Firm’s risk-based capital ratios will change through 2022 as aspects of the U.S. Basel III final rule are phased in. For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part 2, Item 7 "Regulatory Requirements" in Morgan Stanley's Annual Report on Form 10-K for the year ended December 31, 2013 and Part 1, Item 2 "Regulatory Requirements" in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

(4)
The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, non-U.S. government securities and other highly liquid investment grade securities.

(5)	The Firm's goodwill and intangible balances are net of allowable mortgage servicing rights deduction.
(6)	Tangible common equity equals common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
(7)
Beginning in the first quarter of 2014, Tier 1 leverage ratio equals Tier 1 capital divided by adjusted average total assets (which reflects adjustments for disallowed goodwill, transitional intangible assets, certain deferred tax assets, certain financial equity investments, and other adjustments). For more information on the calculation of the Tier 1 leverage ratio for prior periods, please refer to Part 1, Item 2 "Regulatory Requirements" in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

MORGAN STANLEY
End Notes

Page 5:
(1)
The Firm’s capital estimation and attribution to the business segments are based on the Required Capital framework, an internal capital adequacy measure which considers risk, leverage, potential losses from extreme stress events, and diversification under a going concern capital concept at a point in time.  The framework also takes into consideration regulatory capital requirements as well as capital required for organic growth, acquisitions and other business needs. For further discussion of the framework, refer to Part 1, Item 2 "Regulatory Requirements" in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Page 6:
(1)
During the fourth quarter of 2014, Morgan Stanley incorporated funding valuation adjustments (FVA) into the fair value measurements of over-the-counter uncollateralized or partially collateralized derivatives, and in collateralized derivatives where the terms of the agreement do not permit the reuse of the collateral received.  The Firm’s implementation of FVA reflects the inclusion of FVA in the pricing and valuations by the majority of market participants involved in the Firm’s principal exit market for these instruments.  In general, FVA reflects a market funding risk premium inherent in the noted derivative instruments.  In connection with its implementation of FVA, Morgan Stanley incurred a pre-tax charge of approximately $468 million, representing a change in accounting estimate, of which $466 million was reflected as a reduction to Institutional Securities Fixed Income & Commodities sales and trading net revenues.

(2)
In the quarter ended December 31, 2014, the impact of the compensation expense deferral adjustments for the Institutional Securities business segment are as follows: a) change in 2014 level of deferrals: $610 million and b) acceleration of prior year cash-based deferred awards: $294 million.

(3)	Net income applicable to noncontrolling interests primarily represents the allocation to Mitsubishi UFJ Financial Group, Inc. of Morgan Stanley MUFG Securities Co., Ltd, which the Firm consolidates.
(4)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

Page 7:
(1)	For the periods noted below, sales and trading net revenues included positive (negative) revenue related to DVA as follows:
December 31, 2014: Total QTD: $223 million; Fixed Income & Commodities: $161 million; Equity: $62 million
September 30, 2014: Total QTD: $215 million; Fixed Income & Commodities: $132 million; Equity: $83 million
December 31, 2013: Total QTD: $(368) million; Fixed Income & Commodities: $(285) million; Equity: $(83) million
December 31, 2014: Total YTD: $651 million; Fixed Income & Commodities: $419 million; Equity: $232 million
December 31, 2013: Total YTD: $(681) million; Fixed Income & Commodities: $(603) million; Equity: $(78) million
(2)
During the fourth quarter of 2014, Morgan Stanley incorporated funding valuation adjustments (FVA) into the fair value measurements of over-the-counter uncollateralized or partially collateralized derivatives, and in collateralized derivatives where the terms of the agreement do not permit the reuse of the collateral received.  The Firm’s implementation of FVA reflects the inclusion of FVA in the pricing and valuations by the majority of market participants involved in the Firm’s principal exit market for these instruments.  In general, FVA reflects a market funding risk premium inherent in the noted derivative instruments.  In connection with its implementation of FVA, Morgan Stanley incurred a pre-tax charge of approximately $468 million, representing a change in accounting estimate, of which $466 million was reflected as a reduction to Institutional Securities Fixed Income & Commodities sales and trading net revenues.

(3)	Institutional Securities U.S. Bank refers to the Firm’s U.S. bank operating subsidiary Morgan Stanley Bank, N.A.
(4)
In addition to primary corporate lending activity, the Institutional Securities business segment engages in other lending activity. These loans include corporate loans purchased in the secondary market, commercial mortgage loans, asset-backed loans and financing extended to equities customers.

(5)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk"  included in the Firm's 2013 Form 10-K.

Page 8:
(1)
In the quarter ended December 31, 2014, the impact of the compensation expense deferral adjustments for the Wealth Management business segment are as follows: a) change in 2014 level of deferrals: $66 million and b) acceleration of prior year cash-based deferred awards: $22 million.

(2)
On October 31, 2014, the Firm completed a legal entity restructuring that included a change in tax status of Morgan Stanley Smith Barney Holdings LLC (MSSBH) from a partnership to a corporation.  MSSBH is the holding company for the former Wealth Management JV.  As a result of this change in tax status, the Firm’s effective tax rate from continuing operations for the quarter and full year ended December 31, 2014, include a discrete net tax benefit of approximately $1.4 billion primarily due to the release of a deferred tax liability which was previously established.

(3)
On June 28, 2013, the Firm completed the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture from Citi, increasing the Firm’s interest from 65% to 100%.  For the twelve months ended December 31, 2013, Citi’s results related to its interest through June 28, 2013 were reported in net income (loss) applicable to redeemable noncontrolling interests.

(4)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

Page 9:
(1)	Annualized revenue per representative is defined as annualized revenue divided by average representative headcount.
(2)	Fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(3)	Client assets per representative represents total client assets divided by period end representative headcount.
(4)	Fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude cash management related activity.
(5)	Wealth Management U.S. Bank refers to the Firm’s U.S. bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association.

Page 10:
(1)
The quarters ended December 31, 2014, September 30, 2014 and December 31, 2013 include investment gains (losses) for certain funds included in the Firm's consolidated financial statements.  The limited partnership interests in these gains were reported in net income (loss) applicable to noncontrolling interests. Beginning in the quarter ended June 30, 2014, net revenues reflect the deconsolidation of certain legal entities associated with a real estate fund sponsored by the Firm.

(2)
In the quarter ended December 31, 2014, the impact of the compensation expense deferral adjustments for the Investment Management business segment are as follows: a) change in 2014 level of deferrals: $80 million and b) acceleration of prior year cash-based deferred awards: $65 million.

(3)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

MORGAN STANLEY
End Notes

Page 11:
(1)
Real Estate Investing revenues include gains or losses related to investments held by certain consolidated real estate funds.  These gains or losses are offset in net income (loss) applicable to noncontrolling interest. The investment gains (losses) for the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013 are $11 million, $17 million and $48 million, respectively.  Beginning in the quarter ended June 30, 2014, net revenues reflect the deconsolidation of certain legal entities associated with a real estate fund sponsored by the Firm.

(2)	Net Flows by region [inflow / (outflow)] for the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013 were:
North America: $3.7 billion, $1.8 billion and $(3.2) billion
International: $(0.2) billion, $5.6 billion and $7.1 billion
(3)	Assets under management or supervision by region for the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013 were:
North America: $250 billion, $246 billion and $236 billion
International: $153 billion, $155 billion and $141 billion

Page 12:
(1)
For the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013, the percentage of Institutional Securities corporate funded loans held at fair value by credit rating was as follows:

- % investment grade: 7%, 11% and 50%
- % non-investment grade: 93%, 89% and 50%
(2)
For the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013, the percentage of Institutional Securities corporate lending commitments held at fair value by credit rating was as follows:

- % investment grade: 69%, 67% and 71%
- % non-investment grade: 31%, 33% and 29%
(3)
On December 31, 2014, September 30, 2014 and December 31, 2013, the "event-driven" portfolio of pipeline commitments and closed deals to non-investment grade borrowers were $10.5 billion, $10.7 billion and $7.3 billion, respectively.

(4)
In addition to primary corporate lending activity, the Institutional Securities business segment engages in other lending activity.  These loans include corporate loans purchased in the secondary market, commercial and residential mortgage loans, asset-backed loans and financing extended to equities and commodities customers.

(5)
For the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013, Institutional Securities recorded a provision for credit losses (release) of $12.3 million, $1.2 million and $(10.8) million, respectively, related to funded loans and $8.7 million, $(15.7) million and $4.3 million related to unfunded commitments, respectively.

(6)
For the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013, Wealth Management recorded a provision for credit losses of $1.0 million, $1.0 million and $1.2, respectively, related to funded loans and there was no material provision recorded related to the unfunded commitments for each of the quarterly periods presented.

Page 13:
(1)
Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and are included in the computation of EPS pursuant to the two-class method.  Restricted Stock Units ("RSUs") that pay dividend equivalents subject to vesting are not deemed participating securities and are included in diluted shares outstanding (if dilutive) under the treasury stock method.

(2)	The percentage of weighted basic common shares and participating RSUs to the total weighted average of basic common shares and participating RSUs.
(3)
Represents net income from continuing operations, gain (loss) from discontinued operations (after-tax), and net income applicable to Morgan Stanley for the quarter ended December 31, 2014 prior to allocations to participating RSUs.

(4)
Distributed earnings represent the dividends paid  for the quarter ended December 31, 2014. The amount of dividends paid is based upon the number of common shares and participating RSUs  outstanding as of the dividend record date.

(5)
The two-class method assumes all of the earnings for the reporting period are distributed and allocated to the participating RSUs what they would be entitled to based on their contractual rights and obligations of the participating security.

(6)	Total income applicable to common shareholders to be allocated to the common shares in calculating basic and diluted EPS for common shares.
(7)	Total income applicable to common shareholders to be allocated to the participating RSUs reflected as a deduction to the numerator in determining basic and diluted EPS for common shares.
(8)	Basic and diluted EPS data are required to be presented only for classes of common stock, as described under the accounting guidance for earnings per share.

Page 14:
(1)
Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and are included in the computation of EPS pursuant to the two-class method.  Restricted Stock Units ("RSUs") that pay dividend equivalents subject to vesting are not deemed participating securities and are included in diluted shares outstanding (if dilutive) under the treasury stock method.

(2)	The percentage of weighted basic common shares and participating RSUs to the total weighted average of basic common shares and participating RSUs.
(3)
Represents net income from continuing operations, gain (loss) from discontinued operations (after-tax), and net income applicable to Morgan Stanley for the full year ended December 31, 2014 prior to allocations to participating RSUs.

(4)
Distributed earnings represent the dividends paid  for the year ended December 31, 2014. The amount of dividends paid is based upon the number of common shares and participating RSUs  outstanding as of the dividend record date.

(5)
The two-class method assumes all of the earnings for the reporting period are distributed and allocated to the participating RSUs what they would be entitled to based on their contractual rights and obligations of the participating security.

(6)	Total income applicable to common shareholders to be allocated to the common shares in calculating basic and diluted EPS for common shares.
(7)	Total income applicable to common shareholders to be allocated to the participating RSUs reflected as a deduction to the numerator in determining basic and diluted EPS for common shares.
(8)	Basic and diluted EPS data are required to be presented only for classes of common stock, as described under the accounting guidance for earnings per share.

MORGAN STANLEY
Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's fourth quarter earnings press release issued January 20, 2015.